UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 2, 2003

Commission File No. 0-25842

PG&E Gas Transmission, Northwest Corporation

(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 SW Fifth Avenue, Suite 900, Portland, OR	97201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (503) 833-4000

Item 5. Other Events

Termination of Guarantee

On June 26, 2003, PG&E Gas Transmission, Northwest Corporation (PG&E GTN), PG&E Energy Trading – Power, LP (PGET), and DTE Georgetown, LLC (DTE) entered into a Termination Agreement which terminated a Tolling Agreement between DTE and PGET dated May 23, 2000. PG&E GTN was guarantor of certain of PGET’s obligations under the Tolling Agreement, up to a maximum amount of $24 million. In consideration for a payment of approximately $30 million by PGET, the Termination Agreement releases and discharges PGET from any and all obligations under the Tolling Agreement and PG&E GTN under its guarantee of PGET’s obligations, subject to restoration of PG&E GTN’s guarantee obligation in the limited event that DTE may be required to disgorge amounts received from PGET.

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Exhibit

99	Termination Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION

July 2, 2003	By:	/s/ THOMAS E. LEGRO
Thomas E. Legro Vice President and Controller